------------------------------------------------------------------------------
   As Filed With the Securities and Exchange Commission on October 26, 2001

                                                  Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    GPU, INC.
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             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
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         (State or other jurisdiction of incorporation or organization)

                                   13-5516989
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                      (I.R.S. Employer Identification No.)

                300 Madison Avenue, Morristown, New Jersey 07962
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                    (Address of principal executive offices)

 GPU, Inc. Stock Option and Restricted Stock Plan for MYR Group Inc. Employees
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                            (Full title of the plans)

                               TERRANCE G. HOWSON
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                          Vice President and Treasurer
                                GPU Service Inc.
                               310 Madison Avenue
                          Morristown, New Jersey 07962
                    (Name and address of agents for service)

                                 (973) 401-8200
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           Telephone number, including area code, of agent for service

                                    Copy to:

         Douglas E. Davidson, Esq.            Scott L. Guibord, Esq.
         Thelen Reid & Priest LLP                    Secretary
            40 West 57th Street                      GPU, Inc.
         New York, New York 10019               310 Madison Avenue
                                           Morristown, New Jersey 07962

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed
    Title of                         average     Proposed maximum    Amount of
 securities to    Amount to be   offering price      aggregate     registration
 be registered   registered (1)     per share     offering price        fee
--------------------------------------------------------------------------------
Common Stock,    340,000 shares    $32.08 (2)(3)   $10,906,200       $2726.55
par value $2.50                                         (2)(3)

--------------------------------------------------------------------------------
(1) The number of shares stated is the maximum number of shares of Common Stock issuable under the GPU, Inc. Stock Option and Restricted Stock Plan for MYR Group Inc. Employees. 242,476 of these shares are restricted shares valued at $40.98 per share, which price was determined as described below. The balance of the shares are options, priced as follows: 19,890 shares priced at $11.52 per share; 15,300 shares priced at $17.53 per share; 17,002 shares priced at $4.16 per share; 11,334 shares priced at $4.79 per share; 25,498 shares priced at $10.29 per share; 4,250 shares priced at $6.40 per share; and 4,250 shares priced at $13.35 per share.

(2) The proposed average offering price per share was determined based on the average exercise price of the options, which options and exercise prices are listed above, and the estimated offering price of the restricted shares, $40.98 per share, which was estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. Computation of such estimated offering price was based upon the average of the high ($41.35) and low ($40.60) prices of the Common Stock as reported on the New York Stock Exchange on October 22, 2001.

(3) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                    GPU, INC.

              GPU, Inc. Stock Option and Restricted Stock Plan For
                            MYR Group Inc., Employees

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

      Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information.

      Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

            1. The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), File Number 1-6047, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

            (a) GPU's Annual Report on Form 10-K for the year ended December 31, 2000;

            (b) GPU's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

            (c) GPU's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

            (d) GPU's current Reports on Form 8-K dated May 8, 2001, May 25, 2001, June 12, 2001, June 15, 2001, August 28, 2001 and September 4, 2001;
      and

            (e) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form S-3 filed with the Commission on August 20, 1996.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of the filing of such documents.

Item 4.           Description of Securities.

      Not applicable.

Item 5.           Interests of Named Experts and Counsel.

      Not applicable.

Item 6.           Indemnification of Directors

      Section 37 of the By-Laws of the Company provides as follows:

            (a) A director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, on or after January 27, 1987 unless the director has breached or failed to perform the duties of his office under Section 1721 of the Business Corporation Law as the same may be amended from time to time, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection (a) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or Federal law.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation or otherwise, by reason of the fact that he was a director, officer or employee of the Corporation (and may indemnify any person who was an agent of the Corporation), or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law, including without limitation indemnification against expenses (including attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

            (c) The Corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a civil or criminal action, suit or proceeding on behalf of any person entitled to indemnification under subsection (b) in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation, and may pay such expenses in advance on behalf of any agent on receipt of a similar undertaking. The financial ability of such person to make such repayment shall not be a prerequisite to the making of an advance.

            (d) For purposes of this Section: (i) the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

            (e) To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

            (f) All rights of indemnification under this Section shall be deemed a contract between the Corporation and the person entitled to indemnification under this Section pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

            (g) The indemnification, as authorized by this Section, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

Item 7.           Exemption from Registration Claimed.

      Not applicable.

Item 8.           Exhibits.

      See Exhibit Index attached hereto.


Item 9.           Undertakings.

      The Company hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (b) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (c) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (e) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 26 day of October, 2001.

                                    GPU, INC.



                                    By: /s/ T. G. Howson
                                        --------------------------------
                                        T. G. Howson
                                        Vice President and Treasurer

                                POWER OF ATTORNEY

      Each director and/or officer of the Company whose signature appears below hereby appoints T. G. Howson as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                      Date

/s/ F. D. Hafer             President and Chief Executive  October 26, 2001
------------------------
Fred D. Hafer               Officer and Director

/s/ J. M. Pietruski         Director                       October 26, 2001
-----------------------
John M. Pietruski

/s/ R. N. Pokewaldt         Director                       October 26, 2001
-----------------------
Robert N. Pokewaldt

/s/ C. A. Rein              Director                       October 26, 2001
------------------------
Catherine A. Rein

/s/ T. B. Hagen             Director                       October 26, 2001
------------------------
Thomas B. Hagen

/s/ B. S. Townsend          Director                       October 26, 2001
------------------------
Bryan S. Townsend

/s/ K. L. Wolfe             Director                       October 26, 2001
------------------------
Kenneth L. Wolfe

/s/ C. A.H. Trost           Director                       October 26, 2001
------------------
Carlisle A.H. Trost

/s/ P. K. Woolf             Director                       October 26, 2001
------------------------
Patricia K. Woolf

                                INDEX TO EXHIBITS
                                    GPU, INC.

 ---------------------------------------------------------------
      Exhibit
         No.                       Description
  --------------------------------------------------------------

                   GPU, Inc. Stock Option and Restricted Stock
         4         Plan for MYR Group Inc. Employees
  --------------------------------------------------------------

        5.1        Opinion of Thelen Reid & Priest LLP
  --------------------------------------------------------------

                   Opinion of Ryan, Russell, Ogden & Seltzer
        5.2        LLP
  --------------------------------------------------------------

                   Consent of Thelen Reid & Priest LLP
       23.1        (included in Exhibit 5.1)
  --------------------------------------------------------------

                   Consent of Ryan, Russell, Ogden & Seltzer
       23.2        LLP (included in Exhibit 5.2)
  --------------------------------------------------------------

       23.3        Consent of PriceWaterhouseCoopers LLP
  --------------------------------------------------------------

                   Power of Attorney (included on signature
                   page of this Registration Statement on Form
        24         S-8)
 ---------------------------------------------------------------